Exhibit 23.1
             CONSENT OF INDEPENDENT ACCOUNTANTS
   We   hereby   consent  to  the  use  in  the  Prospectus constituting
part of this Registration Statement on Form S-3 of our report dated January 22, 1997 (except for Note 9 which is as of March 7, 1997), relating to the consolidated financial statements of P-Com, Inc., which are incorporated by reference in such Prospectus. We also consent to the reference to our firm under the heading "Experts" in such Prospectus.




PRICE WATERHOUSE LLP



San Jose, California
June 26, 1997